Exhibit 15.1

October 29, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 29, 2010 on our review of interim financial information of Cabot Oil & Gas Corporation (the “Company”) for the three and nine month periods ended September 30, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010 is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 333-92264, 333-123166 and 333-135365) and Form S-3 (File Nos. 333-68350, 333-83819 and 333-151725).

Very truly yours,

/s/ PricewaterhouseCoopers LLP